Exhibit 99.1

INVESTOR CONTACT:	Kate Patterson	MEDIA CONTACT:	Cas Purdy
	Websense, Inc.		Websense, Inc.
	(858) 320-8072		(858) 320-9493
	kpatterson@websense.com		cpurdy@websense.com

N E W S   R E L E A S E

Websense Expects Q4 Billings and Non-GAAP Revenue to Exceed Guidance;
Schedules Q4 Earnings Release and Conference Call

SAN DIEGO, January 7, 2008 — Websense, Inc. (NASDAQ: WBSN), today announced it expects fourth quarter billings to exceed the company’s previously issued guidance range of $92 to 95 million and fourth quarter non-GAAP revenue to exceed the company’s previously issued guidance range of $76 to $79 million.  Final fourth quarter and annual financial results will be released on January 29.

“Just three months after the close of the SurfControl acquisition, we are already seeing positive results,” said Gene Hodges, chief executive officer, Websense.   “Although it is too early to provide detailed financial metrics, our team has executed effectively on all major aspects of the integration.”

Fourth Quarter Conference Call

The company plans to release final fourth quarter and full year 2007 results on Tuesday, January 29, after the market close.  Management will host a conference call and simultaneous webcast to discuss the results on January 29 at 2:00 p.m. Pacific Time. To participate in the call, investors should dial (877) 397-0298 (domestic) or (719) 325-4922 (international) ten minutes prior to the scheduled start of the call. Additionally, a live audio-only webcast of the call may be accessed on the Internet at www.websense.com/investors.

An archive of the webcast will be available on the company’s Web site through March 31, 2008, and a taped replay of the call will be available for one week at (888) 203-1112 or (719) 457-0820, passcode 9919407.

Non-GAAP Financial Measures

This press release refers to billings and a previously anticipated range for billings that are not numerical measures that can be calculated in accordance with Generally Accepted Accounting Principles (GAAP). Billings represent the full amount of subscription contracts billed by the company to customers during the quarter and therefore provide a measure of the company’s sales activities in the quarter. This press release also refers to non-GAAP revenue and a previously anticipated range for non-GAAP revenue that include revenue of SurfControl that would have been recognized under subscriptions that were included in SurfControl’s deferred revenue as of the date Websense acquired SurfControl, but will not be recognized by Websense as revenue in accordance with purchase accounting under GAAP.  Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding performance that enhances management’s and investors’ ability to evaluate the company’s operating results and to compare current operating results with historic operating results. A reconciliation of the company’s GAAP and non-GAAP results for the fourth quarter and 2007 will be provided when final financial statements are issued on January 29, 2008.

About Websense, Inc.

Websense, Inc. (NASDAQ: WBSN), protects more than 42 million employees from external and internal computer security threats.  Using a combination of preemptive ThreatSeeker™ malicious content identification and categorization technology and information leak prevention technology, Websense helps make computing safe and productive.  Distributed through its global network of channel partners, Websense software helps organizations block malicious code, prevent the loss of confidential information and manage Internet and wireless access.  For more information, visit www.websense.com.

Websense and SurfControl are registered trademarks of Websense, Inc. in the United States and certain international markets. Websense has numerous other registered and unregistered trademarks in the United States and internationally. All other trademarks are the property of their respective owners. This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Websense’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including the company’s expectations for fourth quarter billings and non-GAAP revenue and the quotation of Gene Hodges. These statements may include, among others, plans, strategies and objectives of management for future operations. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, the fact that the Company has not completed all of the financial procedures relating to the closing of the fourth quarter and final results may differ from the preliminary results now available to the Company and the risk that the results of the fourth quarter may not be indicative of future results or be indicative of the results of the SurfControl acquisition and the other risks and uncertainties described in Websense’s public filings with the Securities and Exchange Commission, available at www.websense.com/investors. Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.